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                                                                Exhibit 3.4

                                     BY-LAWS
                                       OF
                              BIOVERIS CORPORATION

                                    ARTICLE I

                               Offices And Records

            SECTION 1.01. Delaware Office. The principal office of BioVeris Corporation (the "Corporation") in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

            SECTION 1.02. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the board of directors of the Corporation (the "Board of Directors", and each member thereof, a "Director") may designate or as the business of the Corporation may from time to time require.

            SECTION 1.03. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  Stockholders

            SECTION 2.01. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such hour as may be fixed by resolution of the Board of Directors.

            SECTION 2.02. Special Meeting. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock, $0.001 par value, of the Corporation (the "Common Stock") as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by (a) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board"), (b) by the Chairman of the Board of Directors (the "Chairman of the Board") or (c) by the Chief Executive Officer of the Corporation.

            SECTION 2.03. Place of Meeting. The Board of Directors may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

            SECTION 2.04. Notice of Meeting. Notice, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10
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calendar days nor more than 60 calendar days, or such shorter or longer period permitted by law, before the date of the meeting, either personally, by mail or by other lawful means, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. No business shall be conducted at a special meeting of stockholders other than matters brought before the meeting pursuant to the Corporation's notice of meeting. Meetings may be held without notice if all stockholders entitled to notice are present (except when stockholders entitled to notice attend the meeting for the express purpose of objecting, at the beginning of the meeting, because the meeting is not lawfully called or convened), or if notice is waived by those not present in accordance with Section 6.04 of these By-laws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

            SECTION 2.05. Quorum and Adjournment; Voting. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of Directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the hour and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

            SECTION 2.06. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware (the "DGCL")) by the stockholder, or by such person's duly authorized attorney in fact.

            SECTION 2.07. Notice of Stockholder Business and Nominations.

            (a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting pursuant to Section 2.04 of these By-laws, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law.
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            (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
      (a)(i) of this Section 2.07, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th calendar day prior to such annual meeting and not later than the close of business on the later of the 60th calendar day prior to such annual meeting or the
      10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 2004, the first anniversary of the previous year's meeting shall be deemed to be August
      28, 2004. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);
      (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, such proposal not to exceed two hundred words; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee or (y) otherwise to solicit proxies from stockholders in
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      support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

            (iii) Notwithstanding anything in the second sentence of paragraph
      (a)(ii) of this Section 2.07 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 55 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

            (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under
      Section 2.04 of these By-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders provided that the Board of Directors has determined that Directors shall be elected at such meeting, (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
      Section 2.07, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.07. In the event a special meeting of stockholders is called for the purpose of electing one or more Directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the notice of meeting pursuant to this
      Section 2.07, if the stockholder's notice required by paragraph (a)(ii) of this Section 2.07 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.
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            (c) General. (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.07 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.07 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case maybe, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(C)(4) of this Section 2.07) and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.07, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

            (ii) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (iii) Notwithstanding the foregoing provisions of this Section 2.07, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.07. Nothing in this Section 2.07 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of preferred stock of the Corporation ("Preferred Stock") to elect Directors under an applicable Preferred Stock Designation (as defined in the Certificate of Incorporation).

            SECTION 2.08. Procedure for Election of Directors; Required Vote. Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation, a plurality of the votes cast thereat shall elect Directors. Except as otherwise provided by law, the Certificate of Incorporation, Preferred Stock Designation, applicable stock exchange rules or other rules and regulations applicable to the Corporation or these By-laws, in all matters other than the election of Directors, the affirmative vote of a majority
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of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

            SECTION 2.09. Inspectors of Elections; Opening and Closing the Polls. (a) The Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall have the duties prescribed by law.

            (b) The date and hour of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting that any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
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                                  ARTICLE III

                               Board of Directors

            SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws required to be exercised or done by the stockholders.

            SECTION 3.02. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law in conjunction with the annual meeting of stockholders. The Board of Directors may, by resolution, provide the hour and place for the holding of additional regular meetings without other notice than such resolution.

            SECTION 3.03. Special Meetings. Special meetings of the Board of Directors may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the Directors then in office, by the Chairman of the Board or by the Chief Executive Officer. The person or persons authorized to call special meetings of the Board of Directors may fix the hour and time of the meetings.

            SECTION 3.04. Notice. Notice of any special meeting of Directors shall be given to each Director at such person's business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram, facsimile or internet, orally by telephone or any other lawful means. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least 3 days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile or internet transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 24 hours before such meeting. If by telephone, by hand delivery or by other lawful means, the notice shall be given at least 24 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-laws, as provided under Section 8.01 of these By-laws. A meeting may be held at any time without notice if all the Directors are present (except when Directors attend for the express purpose of objecting, at the beginning of the meeting, because it is not lawfully called or conveyed) or if those not present waive notice of the meeting either before or after such meeting.

            SECTION 3.05. Action By Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of
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                                                                               8


Directors or committee, as the case may be, consent thereto in writing in accordance with applicable law; provided, however, that such writing be filed with the minutes of the Board of Directors.

            SECTION 3.06. Conference Telephone Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

            SECTION 3.07. Quorum. Subject to Article VII of the Certificate of Incorporation, a whole number of Directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            SECTION 3.08. Executive and Other Committees. (a) The Board of Directors may designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board of Directors is not in session, including without limitation the power to declare dividends and to authorize the issuance of the Corporation's capital stock; provided, however, the Executive Committee shall not have the power to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend a sale of all or substantially all assets to shareholders, recommend dissolution to stockholders or amend these By-laws. The Executive Committee and each such other committee shall consist of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution, but in no event shall any committee have the power denied to the Executive Committee in this Section 3.08. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

            (b) A majority of any committee may determine its action and fix the hour and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.04 of these By-laws. The Board of Directors
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                                                                               9


      shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

            (c) Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

            SECTION 3.09. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

                                   ARTICLE IV

                                    Officers

            SECTION 4.01. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and such other officers (including, without limitation, Treasurer, Chief Financial Officer, Senior Vice Presidents and Executive Vice Presidents and Vice Presidents) as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the Directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the Chairman of the Board or President may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-laws or as may be prescribed by the Board of Directors or such committee or by the Chairman of the Board or President, as the case may be.

            SECTION 4.02. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held in conjunction with the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have been qualified or until such person's death or until he shall resign or be removed pursuant to Section 4.09 of these By-laws.

            SECTION 4.03. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and of such committees of the Board of Directors of which he is a member, and may serve as the
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Chief Executive Officer of the Corporation. The Chairman of the Board may also serve as any other officer of the Corporation, if so elected by the Board of Directors.

            SECTION 4.04. Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer, if he is also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

            SECTION 4.05. President. The President shall act in a general executive capacity, shall assist the Chief Executive Officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs, and shall serve as the Chief Executive Officer of the Corporation, if another person is not serving as Chief Executive Officer.

            SECTION 4.06. Vice Presidents. Each Senior Vice President and Executive Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors or by the Chief Executive Officer.

            SECTION 4.07. (a) Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

            (b) The Treasurer may designate one or more Assistant Treasurers who shall have such of the authority and perform such of the duties of the Treasurer as may be assigned to them by the Board of Directors, the Chairman of the Board or the Treasurer. During the Treasurer's absence or inability, the Treasurer's authority and duties shall be possessed by such Assistant Treasurer(s) as the Board of Directors, the Chairman of the Board or the President may designate.

            SECTION 4.08. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; the Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless
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                                                                              11


the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents required to be executed on behalf of the Corporation under its seal and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. At the direction of the President of the Corporation, an Assistant Secretary, if one has been appointed by the Board of Directors, may perform the functions of the Secretary.

            SECTION 4.09. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Board of Directors, in their sole and absolute discretion, with or without cause. Any officer, or agent appointed by the Board of Directors, may be removed by any Committee or Officer to which or to whom the Board of Directors has given the power of removal. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee benefit plan.

            SECTION 4.10. Vacancies. The Board of Directors may fill a newly created elected office or any vacancy in any elected office because of death, resignation or removal for the unexpired portion of the term of such elected office. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, or removal may be filled by the Chairman of the Board or the Chief Executive Officer.

                                   ARTICLE V

                        Stock Certificates and Transfers

            SECTION 5.01. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancelation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe or as may otherwise be permitted by applicable law, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at
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                                                                              12


the date of issue. Notwithstanding the foregoing provisions regarding share certificates, the Corporation may provide that, subject to the rights of stockholders under applicable law, some or all of any or all classes or series of the Corporation's common or any preferred shares may be uncertificated shares.

            SECTION 5.02. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and, if required by the Board of Directors, on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person's discretion require.

                                   ARTICLE VI

                            Miscellaneous Provisions

            SECTION 6.01. Fiscal Year. The fiscal year of the Corporation shall be determined by a resolution adopted by the Board of Directors.

            SECTION 6.02. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

            SECTION 6.03. Seal. The corporate seal shall have inscribed thereon the words "Corporate Seal," the year of incorporation and the word "Delaware."

            SECTION 6.04. Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director under the provisions of the DGCL, the Certificate of Incorporation or these By-laws, a waiver thereof given in accordance with applicable law shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

            SECTION 6.05. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

            SECTION 6.06. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Board of Directors, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Board of Directors, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.
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                                                                              13


                                  ARTICLE VII

                            Contracts, Proxies, Etc.

            SECTION 7.01. Contracts. Except as otherwise required by law, the Certificate of Incorporation, a Preferred Stock Designation, or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Senior Vice President, Executive Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed or for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President or any Senior Vice President, Executive Vice President or Vice President of the Corporation may delegate contractual powers to others under such person's jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

            SECTION 7.02. Proxies. The Board of Directors will appoint a person or entity that shall be entitled to cast the votes which the Corporation may be entitled to cast as the holders of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in accordance with applicable law, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies or other instruments as he may deem necessary or proper in the premises; provided, however, if the Board of Directors makes no such appointment, the Chief Executive Officer, the President or a Vice President may cast such votes in accordance with this Section.

                                  ARTICLE VIII

                                   Amendments

            SECTION 8.01. Amendments. The By-laws may be altered or repealed and new By-laws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that any proposed alteration or repeal of, or the adoption of any By-law inconsistent with, Section 2.02 or 2.07 of these By-laws by the stockholders shall require the affirmative vote of the holders of at least 66-2/3% of the voting power of all Voting Stock then outstanding, voting together as a single class, and provided, further, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration,
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                                                                              14


repeal or adoption of the new By-law or By-laws must be contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the Whole Board.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the By-laws of BioVeris Corporation, a Delaware corporation, as in effect on the date hereof.

Dated: September 22, 2003


/s/ Samuel J. Wohlstadter
-------------------------------
Name: Samuel J. Wohlstadter
Title: Chief Executive Officer